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                                                                  EXHIBIT (j)(3)


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 8 to the registration statement of Vantagepoint Funds on Form N-lA ("Registration Statement") of our report dated February 8, 2002, relating to the financial statements and financial highlights which appears in the December 31, 2001 Annual Report to Interestholders of the Bond Index Master Portfolio, Extended Index Master Portfolio, International Index Master Portfolio, S&P 500 Index Master Portfolio and U.S. Equity Index Master Portfolio, each a portfolio of Master Investment Portfolio, which is also incorporated by reference into the Registration Statement.



PricewaterhouseCoopers LLP

San Francisco, California
April 26, 2002